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                                                             EXHIBIT 23.10


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of CUC International Inc., of our report dated April 25, 1996, relating to the financial statements of Avis, Inc. appearing in HFS's Current Report on Form 8-K, as amended, dated August 29, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                     /s/ Price Waterhouse LLP

                                                     PRICE WATERHOUSE LLP

New York, New York
August 21, 1997